EXHIBIT 5.1


                 [Letterhead of Morris, Nichols, Arsht & Tunnell]






                                                   June 19, 1997



People's Bancshares Capital Trust
c/o People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts  02740

         Re:      People's Bancshares Capital Trust
                  ---------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to People's Bancshares Capital Trust, a Delaware statutory business trust (the "Trust"), and People's Bancshares, Inc., a Massachusetts corporation ("People's Bancshares"), in connection with certain matters relating to (i) the creation of the Trust, (ii) the proposed issuance by the Trust of Preferred Securities to beneficial owners pursuant to and as described in Registration Statement No. 333-28673 (and the Prospectus forming a part thereof) on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997, as amended by Amendment No. 1 and Amendment No. 2 thereto (as so amended, the "Registration Statement") and (iii) the proposed issuance by People's Bancshares of up to $14,227,000 principal amount of ___% Subordinated Debentures due 2027 (the "Debentures") pursuant to and as described in the Registration Statement. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Agreement of the Trust in the form attached as an exhibit to the Registration Statement (the "Governing Instrument").

         In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on June 6, 1997 (the "Certificate of Trust"); a Trust Agreement of the Trust dated as of June 6, 1997 (the "Original Governing Instrument"); the Governing Instrument; the Indenture to be entered into between People's Bancshares and State Street Bank and Trust Company, as Trustee (the "Indenture"); the Preferred Securities Guarantee Agreement to be entered into between People's Bancshares and State Street Bank and Trust Company, as Trustee (the "Guarantee Agreement"); the form of Underwriting Agreement relating to the Preferred Securities among People's Bancshares, the Trust, Sandler O'Neill & Partners, L.P. and Stifel, Nicolaus & Company, Incorporated (the





People's Bancshares Capital Trust
June 19, 1997
Page 2



"Underwriting Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Underwriting prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate of Trust, or will occur prior to the first issuance of Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq., (the "Delaware Act"); (v) that each Holder of Preferred Securities has, or prior to the first issuance of Preferred Securities will have, made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Underwriting Agreement and that the Preferred Securities are otherwise issued and sold to the Preferred Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Underwriting Agreement; (vi) that the Debentures are duly issued, executed, authenticated, paid for and delivered in accordance with the terms and conditions of the Indenture and the Registration Statement; and (vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to and assume no responsibility for the contents of, the Registration Statement or any other offering material relating to the Preferred Securities or the Debentures. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.






People's Bancshares Capital Trust
June 19, 1997
Page 3



         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. Upon issuance, the Preferred Securities will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

                  3.  Under  the  Delaware  Act and the  terms of the  Governing
         Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the state of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  4. The Debentures, when duly issued, executed,  authenticated, paid for and delivered in accordance with the terms of the Indenture and as described in the Prospectus, will constitute legal, valid and binding obligations of People's Bancshares, enforceable against
         People's Bancshares in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in entity or at law); provided, however, that we express no opinion as to the legality, validity or binding nature of any choice of law provision.

                  5. When the Guarantee Agreement has been duly authorized, executed and delivered by People's Bancshares, assuming that the terms of the Guarantee Agreement are in compliance with then applicable law, the Guarantee Agreement will constitute a legal, valid and binding
         obligation  of  People's   Bancshares,   enforceable  against  People's
         Bancshares in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation,





People's Bancshares Capital Trust
June 19, 1997
Page 4


         fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, however, that we express no opinion as to the legality, validity or binding nature of any choice of law provision.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        /s/ MORRIS, NICHOLS, ARSHT & TUNNELL

                                        MORRIS, NICHOLS, ARSHT & TUNNELL